Report of Independent Auditors

To the Shareholders and Board of Trustees
Fifth Third Cardinal Fund and
Fifth Third Tax Exempt Money Market Fund

In planning and performing our audit of
 the financial statements of Fifth Third
 Cardinal Fund and Fifth Third Tax Exempt
 Money Market Fund (the Funds) for the year ended September 30, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
 Those controls include the safeguarding
 of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would
 not necessarily disclose all matters in
internal control that might be material
 weaknesses under standards established
 by the American Institute of Certified
 Public Accountants. A material weakness
 is a condition in which the design or
 operation of one or more of specific
 internal control components does not
 reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at September 30, 1998.

This report is intended solely for the
 information and use of the board of trustees and management of the Funds and the Securities and Exchange Commission.


Ernst & Young LLP

Cincinnati, Ohio
October 28, 1998